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NEWS RELEASE
For immediate release

Printware, Inc.
1270 Eagan Industrial Rd.
St. Paul, MN  55121
http://PrintwareInc.com

CONTACT:
      Gary S. Kohler, White Box Advisors, (612) 253-6027
      Daniel A. Baker, Printware, Inc., (651) 456-1400


            New Board of Directors Takes Office at Printware, Inc.

     ST. PAUL, MINN., June 16, 2000--Shareholders of Printware, Inc. (Nasdaq-
NNM: PRTW) voted to elect all nominees of the Shareholders' Committee to Improve Printware Shareholder Value (the "Committee") to the board of directors of Printware, based on final results released today. Printware's new board of directors consists of Charlie Bolger, Stanley Goldberg, Roger Lucas, Douglas Pihl, Gary Kohler and Andrew Redleaf.

      Printware, Inc. designs, builds, and markets "computer-to-plate" systems, which are used by the printing industry to create printing plates directly from computers or the Internet. Computer-to-plate systems replace the traditional platemaking process of typesetting, proofing, paste-up, camera work, and processing film.